Exhibit 99.1

The Global Power Company	MEDIA ADVISORY

Media Contact: Robin Pence 703-682-6552

Investor Contact: Scott Cunningham 703-682-6336

AES SCHEDULES SECOND AND THIRD QUARTER FINANCIAL REVIEW

Conference Call January 20, 2006

ARLINGTON, VA., January 19, 2006 – The AES Corporation (NYSE: AES) will hold a conference call on Friday, January 20, 2006 at 10:00 am Eastern Standard Time (EST) to review its second and third quarter 2005 financial results as well as its full 2005 year financial outlook. The call will include prepared remarks and a question and answer session. It will be open to the media and the public in listen-only mode by telephone and Internet broadcast.

Interested parties may listen to the teleconference by dialing 1-800-938-0653 at least ten minutes before the start of the call.  International callers should dial +1-973-935-2408.  Internet access to the conference call will be available at www.aes.com by selecting “News and Events,” then “Calendar of Events.” Presentation materials will be available on the Home page of the website, and also by selecting “News and Events,” and then “Presentations.”

A replay will be accessible by telephone or through the Internet.  A telephonic replay of the call will be available from approximately noon EST on Friday, January 20, 2006.  Please dial 1-877-519-4471.  International callers should dial +1-973-341-3080. The system will ask for a reservation number; please enter 6931428 followed by the pound key (#). The telephonic replay will be available until Friday, February 3, 2006.  A replay will be available on the Internet beginning shortly after the completion of the call.

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About AES

AES is one of the world’s largest global power companies, with 2004 revenues of $9.5 billion.  With operations in 26 countries on five continents, AES provides power to people in more countries around the world than any other company.  Through 123 generation facilities and 14 regulated utilities, AES has the capacity to generate 44,000 megawatts of electricity and provide power to 100 million people worldwide.  Our global workforce of 30,000 people is committed to operational excellence and meeting the world’s growing power needs.  To learn more about AES, please visit www.aes.com or contact AES media relations at media@aes.com.

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